                                                                     EXHIBIT 2.9

                         AGREEMENT AND PLAN OF MERGER OF

                           BACK BAY TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                        ZANETT COMMERCIAL SOLUTIONS, INC.
                             A DELAWARE CORPORATION

        AGREEMENT AND PLAN OF MERGER approved on December 30th, 2005 by BACK BAY TECHNOLOGIES, INC., a Delaware corporation ("Target"), by resolution adopted by its Board of Directors and stockholder, and by ZANETT COMMERCIAL SOLUTIONS, INC., a Delaware corporation ("Acquirer"), by resolution adopted by its Board of Directors and stockholder.

                1. Target shall, pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), be merged into Acquirer, on the effective date set forth in the Certificate of Merger to be filed with the Secretary of State of the State of Delaware. Acquirer shall be the corporation surviving the merger. The separate existence of Target shall cease upon the effective date of the merger in accordance with the provisions of the DGCL.

                2. The Certificate of Incorporation of the Acquirer upon the effective date of the merger in the jurisdiction of its organization shall be the Certificate of Incorporation of the surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the applicable provisions of the DGCL.

                3. The issued and outstanding shares of Target shall not be converted or exchanged in any manner after the adoption of this Agreement and Plan of Merger and before the effective date of the merger. Upon the effective date of the merger, each of the issued shares of Target shall be surrendered and extinguished and no additional consideration shall be payable therefor. The issued and outstanding shares of the Acquirer shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger in the State of Delaware shall continue to represent one issued and outstanding share of the Acquirer.

                4. The Acquirer and Target hereby each agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

        IN WITNESS WHEREOF, BACK BAY TECHNOLOGIES, INC. and ZANETT COMMERCIAL SOLUTIONS, INC. have caused this Agreement and Plan of Merger to be duly executed by an authorized person this 30th day of December, 2005.

                                         BACK BAY TECHNOLOGIES, INC.

                                         By: /s/ Pierre-Georges Roy
                                             Name: Pierre-Georges Roy
                                             Title: Vice-President


                                         ZANETT COMMERCIAL SOLUTIONS, INC.

                                         By: /s/ Pierre-Georges Roy
                                             Name: Pierre-Georges Roy
                                             Title: Vice President and Secretary

        The undersigned, being the Secretary of BACK BAY TECHNOLOGIES, INC., does hereby certify that written consent has been given to the adoption of the foregoing Agreement and Plan of Merger by the holders of all of the outstanding stock of said corporation, in accordance with the provisions of Section 228 of the DGCL.

Dated: December 30, 2005                     /s/ Pierre-Georges Roy
                                             Pierre-Georges Roy, Secretary

        The undersigned, being the Secretary of ZANETT COMMERCIAL SOLUTIONS, INC., does hereby certify that written consent has been given to the adoption of the foregoing Agreement and Plan of Merger by the holders of all of the outstanding stock of said corporation, in accordance with the provisions of
Section 228 of the DGCL.

Dated: December 30, 2005                     /s/ Pierre-Georges Roy
                                             Pierre-Georges Roy, Secretary